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                                                                   EXHIBIT 10.17


                      NONSTATUTORY STOCK OPTION AGREEMENT


         AGREEMENT made as of the 27 day of June, 1996, between MARINER HOLDINGS, INC., a Delaware corporation (the "Company"), and DAVID S. HUBER ("Consultant").

         To carry out the purposes of the MARINER HOLDINGS, INC. 1996 STOCK OPTION PLAN (the "Plan"), by affording Consultant the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Consultant hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Consultant the right and option ("Option") to purchase all or any part of an aggregate of 13,548 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. Exercise of this Option is subject to, and contingent upon, approval of the Plan by the stockholders of the Company on or before 12 months after the date the Plan was adopted by the Board of Directors of the Company. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $100.00 per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:


Nonstatutory Stock Option Agreement -- David S. Huber

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                                                     PERCENTAGE OF SHARES
             NUMBER OF FULL YEARS                   THAT MAY BE PURCHASED
             --------------------                   ---------------------
             Less than 1 year                                  0%
                       1 year                                 20%
                       2 years                                40%
                       3 years                                60%
                       4 years                                80%
                       5 years or more                       100%

The foregoing schedule notwithstanding, this Option shall become exercisable in full upon the occurrence of an "Initial Public Offering" (as such term is defined in D.2(d) of the Stockholders' Agreement, dated April 2, 1996, between Enron Capital & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties). In addition, notwithstanding the terms of the Plan or this Agreement (including, but not limited to, the foregoing schedule), Consultant shall be entitled to exercise any unvested portion of this Option to the extent, but only to the extent, necessary to allow Consultant to sell shares of Stock Consultant is actually selling pursuant to Section D.3(c) of that certain Stockholders' Agreement, dated April 2, 1996, between Enron Capitol & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties, as amended (it being the intent of the parties that Consultant first sell shares of Stock he already owns, then shares of Stock issuable on exercise of any portion of this Option then vested, and finally, if necessary, shares of Stock issuable on exercise of any portion of this Option not then vested).
This Option may be exercised only while Consultant remains an employee or consultant of the Company, except that:

                 (a) If Consultant dies or becomes disabled, or if the Company terminates the consulting services agreement or arrangement then in effect between Consultant and the Company and there has not occurred an event constituting "Cause" (as hereinafter defined) prior to the date of such termination, this Option shall immediately become exercisable in full and shall remain fully exercisable until the expiration of the seven year Option period described below.

                 (b) If Consultant terminates the consulting services agreement or arrangement then in effect between Consultant and the Company and there has not occurred an event constituting "Cause" prior to the date of such termination, this Option shall remain exercisable at any time during the thirty day period immediately following the date of such termination but only as to the number of shares Consultant was entitled to purchase hereunder as of the date of such termination and at the end of such thirty day period this Option shall terminate and cease to be exercisable.



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                 (c)      If the consulting services agreement or arrangement
                 then in effect between Consultant and the Company is terminated by either Consultant or the Company and there has occurred an event constituting "Cause" prior to the date of such termination, this Option shall terminate immediately and shall cease to be exercisable.

This Option, after it becomes exercisable, whether partially or fully, may be exercised by Consultant or Consultant's estate or the person who acquires this Option by will or the laws of descent and distribution as to all or any part of the Option that is exercisable at any time and from time to time until all of the Options or Stock available for exercise under this Agreement has been exercised or the Option has terminated under another provision of this Agreement. This Option shall terminate and shall not be exercisable in any event after the seventh anniversary of the date of its grant. As used in this paragraph, the term "Cause" means (i) Consultant is found guilty of, admits in writing facts amounting to, or is held civilly liable for fraud, embezzlement or dishonesty, (ii) Consultant is convicted of a felony involving a crime of moral turpitude or any other felony if the Board of Directors of the Company in good faith determines that the continued engagement or retention of Consultant would be materially detrimental to the Company (in any case which felony through lapse of time or otherwise is not subject to appeal), (iii) Consultant knowingly discloses trade secrets or confidential Company matters to unauthorized persons, (iv) Consultant willfully breaches or habitually neglects any duties he is required to perform under the terms of the consulting services agreement or arrangement then in effect between Consultant and the Company and any such breach or neglect is not cured within thirty (30) days after the Company has provided Consultant with written notice of such breach or neglect, and (v) Consultant materially breaches any of the other material terms of the consulting services agreement or arrangement then in effect between Consultant and the Company and any such breach is not cured within thirty (30) days after the Company has provided Consultant with written notice of such breach.

         The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Consultant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Consultant, Consultant (or the person permitted to exercise this Option in the event of Consultant's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. TAX GROSS-UP. As soon as administratively practicable after the date of each exercise of this Option, the Company shall pay to Consultant in cash an amount



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such that after payment by Consultant of Federal income taxes on such amount
(which taxes shall be assumed to be assessed at the highest ordinary income tax rate applicable to individuals on such date), Consultant retains a portion of the payment equal to the difference, if any, between (i) the amount of Federal income tax payable on the difference between the fair market value on such date of the Stock acquired by such exercise over the purchase price paid therefor (the "Spread") at the highest ordinary income tax rate applicable to individuals on such date and (ii) the amount of Federal income tax payable on the Spread at the highest long-term capital gains tax rate applicable to individuals on such date; provided, however, that the Company shall have no obligation to make any such payment if a change in Federal tax laws enacted after the date of grant of this Option eliminates the Company's right to deduct the Spread from its taxable income.

         5. STOCKHOLDER AGREEMENT. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the terms of any Stockholder Agreement among the Company and/or all or certain of its shareholders, as the same may be amended or restated from time to time (each, a "Stockholder Agreement"), relating to such shares of Stock, including, but not limited to, the transfer thereof. Consultant agrees that Consultant and Consultant's spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board of Directors of the Company, in its discretion, may require to evidence such persons' agreement to be bound by the terms of any Stockholder Agreement.

         6. STATUS OF STOCK. Consultant understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Consultant (or the person permitted to exercise this Option in the event of Consultant's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Consultant agrees that the shares of Stock which Consultant may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Consultant also agrees that the shares of Stock which Consultant may acquire by



Nonstatutory Stock Option Agreement -- David S. Huber

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exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         In addition, Consultant agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee (as such term is defined in the Plan) deems appropriate in order to assure compliance with the Stockholder Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the Stockholder Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Consultant shall be considered to be in the employment of the Company as long as Consultant remains either a consultant or an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Consultant.

         9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Consultant has executed this Agreement, all as of the day and year first above written.

                               MARINER HOLDINGS, INC.



                               By:         /s/ ROBERT E. HENDERSON
                                     ------------------------------------------
                               Printed Name:   Robert E. Henderson
                                            -----------------------------------
                               Printed Title:  President and Chief
                                               Executive Officer
                                             ----------------------------------

                               CONSULTANT:

                               /s/ DAVID S. HUBER
                               ------------------------------------------------
                               David S. Huber



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